UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2010

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

Technology Centre of New Jersey
675 Rt. 1, Suite B113
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2010, Advaxis, Inc. (the “Company”) and Gem Partners L.P. (the “Holder”) entered into an amendment (the “Amendment”) to a Senior Promissory Note in the original principal face amount of $588,235 (the “Note”). The Note was issued with an original issue discount of 15%. The Amendment provides, among other things, that: (a) the maturity date of the Note is to be extended to February 16, 2010; (b) on the maturity date, the Company will pay the Holder an amount equal to five percent (5%) of the principal amount outstanding under the Note on the date of the Amendment; (c) the Company will pay down the principal face amount of the Note by an amount in cash equal to the original issue discount amount of 15%; (d) upon the maturity date or the occurrence of an event of default, the Holder has the option to convert the outstanding amounts under the Note into the Company’s common stock, $0.001 par value (the “Common Stock”), based on a conversion prices equal to the lesser of (i) 50% of the average volume weighted average price (“VWAP”) per share for the five consecutive trading days immediately preceding December 28, 2009 and (ii) 50% of the VWAP per share of the Common Stock on the five consecutive trading days immediately preceding the date of the notice of conversion; and (e) the terms of existing warrants to purchase 1,470,588 shares of our Common Stock issued with the Note (the “Existing Warrants”) are amended to provide additional anti-dilution protections to the Holder. In connection with the Amendment, the Company issued the Holder new warrants to purchase an additional 588,235 shares of Common Stock (the “New Warrants”) at an exercise price of $0.17 per share, on terms that are substantially similar to the Existing Warrants. Further, the Company has agreed that the net proceeds of any sale of securities pursuant to the Company’s Preferred Stock Purchase Agreement dated September 24, 2009 with Optimus Capital Partners, LLC (or any other equity line of credit entered into while the Note is outstanding) will be applied on the maturity date to repay amounts outstanding under the Note.

In addition, Thomas A. Moore, the Company’s Chief Executive Officer, has agreed that the Company will not make any payments to him on any indebtedness owed by the Company to him for so long as any amounts due under the Note are outstanding; however, the Company will be permitted to pay any deferred salary currently owed to Mr. Moore (approximately $55,000) and any future salary or other amounts payable to Mr. Moore relating to his employment by the Company.

The form of Amendment is attached hereto as Exhibit 4.1, the amended and restated form of the Existing Warrants is attached hereto as Exhibit 4.2 and the form of the New Warrants is attached hereto as Exhibit 4.3.

Item 3.02. Unregistered Sales of Securities.

 The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

4.1	Form of Amendment to Senior Promissory Note.

4.2	Form of Amended and Restated Common Stock Purchase Warrant.

4.3	Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2010	Advaxis, Inc.

	By:	/S/ THOMAS A. MOORE
Thomas A. Moore, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Form of Amendment to Senior Promissory Note.
4.2	Form of Amended and Restated Common Stock Purchase Warrant.
4.3	Form of Common Stock Purchase Warrant.